                                                                    EXHIBIT 10.7

                              AMENDED AND RESTATED
                    INDEMNIFICATION IMPLEMENTATION AGREEMENT

      This Amended and Restated Indemnification Implementation Agreement ("this Agreement") is entered into as of April 20, 1994 by and between Thrifty PayLess Holdings, Inc. (formerly TCH Corporation), a Delaware corporation ("TPH"), and United Merchandising Corp., a California corporation (and successor by merger to the rights and obligations of Big 5 Holdings, Inc., a Delaware corporation) ("UMC"). All capitalized terms used but not elsewhere defined in this Agreement shall have the meanings set forth in the Glossary attached to, and forming part of, this Agreement.

                                    RECITALS

      The purpose of this Agreement is to implement and supplement, as between TPH and UMC, the provisions of the Acquisition Agreements relating to PE Indemnification Claims. In particular, this Agreement is intended to supplement:

            (a) those provisions of the Big 5 Agreement which preclude UMC from asserting its PE Indemnification Claims against PE directly and requires them to be asserted exclusively through TPH as Agent; and

            (b) those provisions of the Acquisition Agreements that impose dollar limitations on PE Indemnification Claims, specifically the Minimum PE Claim Amount and the Maximum PE Claim Limitations.

      This Agreement is not intended to affect or modify either Party's rights or obligations with respect to indemnifications for Federal Tax Liability, Indemnified Other Income Tax Liability or ERISA Liability, as such terms are defined, and because such matters are governed by, the Tax Indemnity Agreement referred to in the Acquisition Agreements.

                                    ARTICLE 1
                PROVISIONS RELATING TO PE INDEMNIFICATION CLAIMS

      1.1 Right to Assert PE Indemnification Claim.

            1.1.1 The Parties acknowledge that the Minimum PE Claim Amount is applicable to the PE Indemnification Claims of both of them in the aggregate (including, in case of TPH, "Gart Claims and "MC Claims" as defined in the Allocation

Agreement), as well as of each of them individually, so that the failure of either Party to assert a PE Indemnification Claim against PE may have the practical effect of delaying or precluding the ability of the other Party to assert against PE a separate PE Indemnification Claim that does not itself result in the Minimum PE Claim Amount being exceeded.

            1.1.2 The Parties further acknowledge that the Maximum PE Claim Limitations are applicable to the PE Indemnification Claims of both Parties in the aggregate, as well as of each of them individually, so that the assertion by either of them of a PE Indemnification Claim against PE may have the practical effect of limiting the amount of, or precluding the assertion of, PE Indemnification Claims the other Party may otherwise have against PE.

            1.1.3 Notwithstanding Sections l.1.1 and 1.1.2 or this Agreement, but subject to Section 1.2 of this Agreement, each Party shall be free to determine for itself whether or not to assert on its own behalf any PE Indemnification Claim and shall have no contractual, fiduciary or other obligation to the other with respect to any such determination except for those contractual obligations expressly set forth below in this Agreement.

      1.2 Agency of TPH with Respect to UMC's PE Indemnification Claims.

            1.2.1 Pursuant to Section 5.5(b) of the Big 5 Agreement, UMC hereby appoints TPH as its exclusive agent and attorney-in-fact (the "Agent"), with no power of substitution or re-delegation, for the purpose of making, pursuing, settling, compromising, negotiating with PE with respect to, and otherwise disposing of all of BFH's PE Indemnification Claims. UMC further agrees that all of its PE Indemnification Claims shall be asserted on its behalf by the Agent. However, the foregoing appointment, and the powers of the Agent, are expressly subject to the other provisions of this Section 1.2.

            1.2.2 UMC shall have the right to direct the Agent as to all aspects of its activities as Agent (including, without limitation, the selection of counsel) and the Agent shall take no action except as expressly directed or approved in writing by UMC. Without limiting the foregoing:

            (a) as promptly as practicable, and in no event later than three Business Days, after receipt thereof from UMC, the Agent shall execute such documents as UMC shall direct in writing for the purpose of asserting a PE Indemnification Claim against PE on behalf of UMC (an "Agency Claim") and forward such documents to PE in the manner specified in the Thrifty Agreement;


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            (b)   the Agent shall promptly comply with all further written
                  instructions from UMC relating to the prosecution of an Agency Claim, including, without limitation, instructions as to amendments, modifications and supplements thereto, any settlement or compromise thereof, any arbitration of a dispute with PE with respect thereto, and the execution and filing or delivery of any documents in connection therewith;

            (c) the Agent shall not amend, modify, supplement, settle, compromise or discharge an Agency Claim without the prior written consent of UMC;

            (d) the Agent shall immediately remit to UMC all monies or property it receives from PE or any third party that were paid or delivered to it as payment (in whole or in part) of an Agency Claim; and

            (a) the Agent shall keep UMC apprised on a current basis of all developments regarding a pending Agency Claim.

            1.2.3 UMC shall reimburse all of TPH's reasonable and documented out-of-pocket costs and expenses incurred in the performance of its duties as Agent (including, without limitation, reasonable attorneys' fees) ("Agent Expenses"). Agent Expenses shall be billed no more frequently than monthly and shall be payable by UMC within ten Business Days of billing. UMC shall have the right to request reasonably detailed substantiation of any Agent Expense and the purpose for which it was incurred. In addition, UMC shall indemnify and hold the Agent and its directors, officers, shareholders, agents and representatives harmless from and against any and all losses, damages, liabilities, claims, demands, judgments and settlements of any nature resulting from or arising out of its conduct as Agent ("Agent Losses"). Notwithstanding the foregoing, however, UMC shall have no reimbursement or indemnification obligation to the extent that an Agent Expense or an Agent Loss is determined, by agreement between the Parties or by arbitration pursuant to Article 3 of this Agreement, to have been caused by the Agent's gross negligence or willful misconduct.

            1.2.4 TPH shall indemnify and hold harmless UMC and its directors, officers, shareholders, agents and representatives from and against any and all losses, damages, liabilities, claims, demands, judgments, settlements, costs and expenses of any nature resulting from or arising out of any action taken by it as Agent without prior written authorization from, or in violation of written instructions received from, UMC or otherwise in violation of the terms of


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the agency created by this Section 1.2 ("Principal Losses") to the extent that a
Principal Loss is determined, by agreement between the Parties or by arbitration pursuant to Article 3 of this Agreement, to have been caused by the Agent's gross negligence or willful misconduct.

            1.2.5 In the event of any dispute between the Parties as to the appropriate allocation of out-of-pocket costs and expenses or losses, damages, liabilities, claims, demands or settlements, in any case incurred in connection with their respective PE Indemnification Claims (collectively "Claim Costs"), such dispute shall be determined by mutual agreement between the Parties or, if they are unable to agree within thirty days of either Party giving written notice under this Agreement of its desire to engage in negotiations over the allocation of such Claim Costs, by arbitration pursuant to Article 3 of this Agreement.

      1.3 Payment of PE Indemnification Claims. Without limiting Section 1.2.4 of this Agreement, but subject to Section 1.5 of this Agreement, TPH shall have no obligation to make any payment from its own funds to UMC in respect of any of UMC's PE Indemnification Claims and UMC's sole remedy in respect thereof shall be to pursue such PE Indemnification Claims directly against PE (or its successors and assigns) through TPH as Agent. Without limiting Section 1.2.3 of this Agreement, UMC shall have no obligation to make any payment from its own funds to TPH in respect of TPH's PE Indemnification Claims and TPH's sole remedy in respect thereof shall be to pursue such PE Indemnification Claims directly against PE (or its successors or assigns).

      1.4 Notice of Certain Matters. Without limiting the Agent's obligations under Section 1.2.2(e) of this Agreement, each Party shall give the other prompt written notice of the assertion and disposition of PE Indemnification Claims and keep the other Party promptly apprised of material developments with respect thereto, subject to its right to preserve the attorney/client and other privileges. However, no failure by either Party to comply with its obligations under this section 1.4 shall impair its rights against the other Party under this Agreement.

      1.5 Certain Effects of Amendatory Agreement. Each of the Parties acknowledges that, pursuant to the Amendatory Agreement, certain claims that would or might otherwise have been PE Indemnification Claims have been irrevocably waived and released in favor of PE and, as a result, will not give rise to Indemnification Re-Allocation Claims under this Agreement. Neither Party shall have any rights or remedies against the other Party under this Agreement as a result of the execution, delivery or performance of the Amendatory Agreement by TPH, all of which rights and remedies (if any) are hereby fully and irrevocably waived and released.


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                                    ARTICLE 2
           PROVISIONS RELATING TO INDEMNIFICATION RE-ALLOCATION CLAIMS

      2.1 General Provisions.

            2.1.1 It is not the intention of the Parties that either of them should be substituted for PE as indemnitor vis-a-vis the other or otherwise be subject to unlimited liability with respect to any Indemnification Re-Allocation Claim the other may have. Rather, it is their intention that, except for the provisions for re-allocation of Final PE Recoveries expressly set forth in this
Article 2, neither of them should have any recourse against the other, any subsidiary of the other or any director, officer, shareholder, agent or representative of the other or of the other's, respective subsidiaries solely on the basis that an otherwise-valid claim against PE is precluded by a Maximum PE Claim Limitation.

            2.1.2 In Order to give effect to the re-allocation provisions, of this Article 2, TPH and UMC shall establish an intercompany account (the "Intercompany Indemnity Re-Allocation Account"). Each of TPH and UMC shall designate from time to time one of its officers to collaborate with the other's designated officer for the purpose of documenting all transactions in the Intercompany Indemnity Re-Allocation Account and verifying the accuracy thereof on a periodic basis.

            2.1.3 The only amounts which shall be subject to re-allocation pursuant to this Article 2 shall be Final PE Recoveries. Each of TPH and UMC shall notify the other of the receipt of Final PE Recoveries, which shall be recorded in the Intercompany Indemnity Re-Allocation Account.

            2.1.4 In the event that either Party, pursuant to this Article 2, wishes to assert an Indemnification Re-Allocation Claim, it shall give notice to the other Party of such Indemnification Re-Allocation Claim, setting forth with reasonable particularity the basis therefor, and shall, without having to waive any attorney/client or other privilege and subject to its right to require reasonable protection with respect to confidential information and any confidentiality obligations it may have under applicable law or contracts to which it is a party, furnish to the other such additional information about the nature, basis and value of Indemnification Re-Allocation Claim as the other may reasonably request. All defenses which would have been available to PE (other than the preclusive effect of the applicable Maximum PE Claim Limitation) shall be available to either Party in any dispute involving an Indemnification Re-Allocation Claim by the other Party.

            2.1.5 Upon the resolution, as between the Parties, of any Indemnification Re-Allocation Claim, by agreement or


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arbitration, if the outcome of such resolution is that a re-allocation of any
Final PE Recoveries is required an appropriate entry shall be made in the Intercompany Indemnity Re-Allocation Account. Subject to Section 2.1.6 of this Agreement, all amounts which either Party may owe to the other Party as a result of the resolution of Indemnification Re-Allocation Claims shall be netted against one another on the last day of each calendar quarter and whichever Party is determined to owe the other Party any amount as a result of such calculation shall pay the amount within ten Business Days.

            2.1.6 Notwithstanding any other provision of this Article 2, neither Party shall be required to make any payment to the other in respect of any Indemnification Re-Allocation Claims unless and until the aggregate of all Indemnification Re-Allocation Claims which have been resolved adversely to that Party and which, but for this Section 2.1.6, would have resulted in an obligation of that Party to pay any amount to the other under Section 2.1.5 of this Agreement, exceeds $125,000 (the "Minimum Re-Allocation Claim Amount").
However:

            (a) the foregoing requirement relating to the Minimum Re-Allocation Claim Amount shall not toll any statutory, contractual or equitable statute of limitation or other time bar relating to the initial assertion of an Indemnification Re-Allocation Claim by one Party against the other pursuant to
                  Section 2.1.4 of this Agreement nor prevent either Party from asserting or prosecuting against the other to final resolution an Indemnification Re-Allocation Claim;

            (b) all recoveries to which either Party becomes entitled, but for the Minimum Re-Allocation Claim Amount as a result of the resolution of an Indemnification Re-Allocation Claim shall be recorded in the Intercompany Indemnity Re-Allocation Amount; and

            (c) once such recoveries of either Party exceed the Minimum Re-Allocation Claim Amount, that Party shall be entitled, as soon as payment becomes due from the other pursuant to Section
                  2.1.5 of the Agreement, to be paid the full amount of the recoveries to which it has become entitled, not only the portion thereof in excess of the Minimum Re-Allocation Claim Amount.

      2.2 Entitlement to Assert Indemnification Re-Allocation Claims


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

            2.2.1 Subject to the other provisions of this Article 2, UMC shall be entitled to assert all of its Indemnification Re-Allocation Claims against TPH, including Potential Indemnification Re-Allocation Claims.

            2.2.2 Subject to the other provisions of this Article 2, but notwithstanding any provision thereof to the contrary, the only Indemnification Re-Allocation Claims which TPH shall be entitled to assert against BFH shall be Potential Indemnification Re-Allocation Claims.

            2.2.3 Notwithstanding any other provision of this Article 2, to the extent that the subsequent adverse disposition of one or more PE Indemnification Claims pending against PE, and being disputed by it, at the time either Party asserts against the other Party a Potential Indemnification Re-Allocation Claim results in the claimant Party becoming entitled, under the applicable Acquisition Agreement, to assert such Potential Indemnification Re-Allocation Claim against PE as a PE Indemnification Claim:

            (a) such Party shall cease to be entitled to pursue such Potential Indemnification Re-Allocation Claim against the other Party;

            (b) if such Potential Indemnification Re-Allocation Claim has by then been resolved in favor of the claimant Party, the entry in the Intercompany Indemnification Re-Allocation Account reflecting such resolution shall be reversed and any payment made to the claimant Party on account thereof by the other Party shall be immediately repaid; and

            (c) such Potential Indemnification Re-Allocation Claim may not thereafter be reasserted against the other Party (although the foregoing shall not impair the claimant Party's right to assert any other Indemnification Re-Allocation Claim against the other Party to the extent otherwise permitted by this
                  Article 2).

      2.3 Calculation of Re-Allocations of Final PE Recoveries

            2.3.1 Whenever a re-allocation is required with respect to Final PE Recoveries under Sections 2.1 and 2.2 of this Agreement as a result of the resolution in favor of the claimant Party of an Indemnification Re-Allocation Claim (a "Re-Allocable Claim"), the amount of the re-allocation shall be calculated on the following basis:

            (a) First: a determination shall be made as to which Maximum PE Claim Limitation precluded (or potentially precludes) the assertion of such


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                  Indemnification Re-Allocation Claim directly against PE as a
                  PE Indemnification Claim.

            (b) Second: all Final PE Recoveries theretofore realized by TPH shall be aggregated with all re-allocations to which TPH has theretofore become entitled in respect of previously-asserted and resolved Potential Indemnification Re-Allocation Claims which have not been reversed under Section 2.2.3 of this Agreement.

            (c) Third: all Final PE Recoveries theretofore realized by UMC shall be aggregated with all re-allocations to which UMC has theretofore become entitled in respect of previously-asserted and resolved Indemnification Re-Allocation Claims which have not been reversed under Section 2.2.3 of this Agreement.

            (d) Fourth: The amount of the Re-Allocable Claim shall be added to the aggregate amount determined with respect to the successful claimant under (b) or (c), as applicable.

            (e) Fifth: the aggregate amounts determined under (b) or (c), as applicable, with respect to the non-claimant shall be added together and aggregated with the amount determined under (d).

            (f) Sixth: the amount determined under (d) shall be divided by the total amount determined with respect to the successful claimant under (e) to determine the total amount of the successful claimant's resolved Indemnification Claims as a percentage of the total amount of all resolved Indemnification Claims.

            (g) Seventh: the percentage determined under (f) shall be multiplied by the amount of the applicable Maximum PE Claim Limitation determined under (a).

            (h) Eighth: to the extent that the amount determined under (g) exceeds the actual amount of Final PE Recoveries theretofore realized by the successful claimant, such excess shall constitute the amount of the re-allocation required as a result of the Re-Allocable Claim and the successful claimant shall be entitled to receive, in accordance with section 2.1.5 of this Agreement, a payment from the other Party in such amount.


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

            2.3.2 For illustrative purposes only, the following examples of the calculation specified in Section 2.3.1 of this Agreement are set forth below:

                                  FIRST EXAMPLE

            (a) The applicable Maximum PE Claim Limitation is the general $25,000,000 limitation specified in Section 5.5(b) of the Thrifty Agreement (as made applicable to the Big 5 Agreement by Section 5.5(b) thereof and as preserved by Section 3(a) of the Amendatory Agreement with respect to the PE Indemnification Claims expressly excluded by said Section 3(a) from the release set forth therein).

            (b) TPH has heretofore realized Final PE Recoveries of $15 million and no Potential Indemnification Re-Allocation Claims have been made by it.

            (c) UMC has heretofore realized Final PE Recoveries of $10 million and no Indemnification Re-Allocation Claims have been made by it except for the Re-Allocable Claim that is the subject of this example, which is in the amount of $3 million.

            (d) The sum of the Re-Allocable Claim and UMC's Final PE recoveries is $13 million.

            (e)   The total amounts determined under (b) and (d) is $28 million.

            (f) The amount determined under (d) (namely $13 million), divided by the total amount determined under (e) (namely $28 million) computes to a percentage of 46.43%.

            (g) 46.43% of the applicable Maximum PE Claim Limitation of $25 million equals $11,607,500.

            (h) $11,607,500 exceeds UMC's actual Final PE Recoveries of $10 million by $1,607.500. Accordingly, subject to possible further re-allocations pursuant to this Article 2, an entry shall be made in the Intercompany Indemnity Re-Allocation Account to reflect UMC's entitlement, at the next payment date applicable under Section 2.1.5 of this Agreement, to be paid by TPH $1,607,500.


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

                                 SECOND EXAMPLE

            (a) The applicable Maximum PE Claim Limitation is the $40,000,000 limitation specified in Section 5.5(b) of the Thrifty Agreement (as made applicable to the Big 5 Agreement by Section 5.5(b) thereof and as preserved by Section 3(a) of the Amendatory Agreement with respect to the PE Indemnification Claims expressly excluded by said Section 3(a) from the release set forth therein) with respect to Section 2.19(b) of the Thrifty Agreement (as made applicable to the Big 5 Agreement by Section 2.9 thereof).

            (b) TPH has heretofore realized Final PE Recoveries of $30 million and no Potential Indemnification Re-Allocation claims have been made by it.

            (c) UMC has heretofore realized Final PE Recoveries of $10 million and no Indemnification Re-Allocation Claims have been made by it except for the Re-Allocable Claim that is the subject of this example, which is in the amount of $8 million.

            (d) The sum of the Re-Allocable Claim and UMC's Final PE recoveries is $18 million.

            (e)   The total amount determined under (b) and (d) is $48 million.

            (f) The amount determined under (d) (namely $18 million), divided by the total amount determined under (e) (namely $48 million) computes to a percentage of 37.5%.

            (g) 37.5% of the applicable Maximum PE Claim Limitation of $40 million equals $15,000,000.

            (h) $15,000,000 exceeds UMC's actual Final PE Recoveries of $10 million by $5,000,000. Accordingly, subject to possible further re-allocations pursuant to this Article 2, an entry shall be made in the Intercompany Indemnity Re-Allocation Account to reflect UMC' s entitlement, at the next payment date applicable under Section 2.1.5 of this Agreement, to be paid by TPH $5,000,000.

            2.3.3 In the event that Final PE Recoveries are realized with respect to a PE Indemnification Claim which is, or is claimed by either Party to be, attributable to both Parties, the allocation of such Final PE Recoveries between


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

the Parties shall be as determined by mutual agreement between the Parties or, if they are unable to agree within thirty days of either Party giving written notice under this Agreement of its desire to engage in negotiations upon the allocation of such Final PE Recoveries, by arbitration pursuant to Article 3 of this Agreement.

                                    ARTICLE 3
                                   ARBITRATION

      3.1 Agreement to Arbitrate Disputes.

            3.1.2 Subject to Section 3.1.2 of this Agreement, any and all disputes between the Parties arising out of or relating to a claim by either Party against the other Party pursuant to this Agreement shall be finally settled by arbitration in the City of Los Angeles, California in accordance with the Commercial Arbitration Rules of the American Arbitration Association then in effect (except as otherwise specified below in this Article 3), and judgment upon the award rendered by the Arbitrator(s) may be entered in any court having jurisdiction thereof. The Parties hereby submit to the in personam jurisdiction of the Superior Court of the State of California for purposes of confirming any such award and entering judgment thereon.

            3.1.2 Notwithstanding Section 3.3.1 of this Agreement, neither Party may initiate any arbitration under this Article 3 more frequently than once in any twelve-month period measured from the date of this Agreement and subsequent anniversaries thereof, and all claims and disputes then pending between the Parties and covered by said Section 3.3.1 shall be consolidated and arbitrated in a single arbitration proceeding; provided, however, that either Party may initiate any arbitration under this Article 3 at any time when either (i) such Party seeks arbitration with respect to one or more claims or disputes which, individually or in the aggregate, involve at least $2 million, as determined by a signed certification accompanying its notice of intent to arbitrate and setting forth its good faith estimate of the aggregate amount of such claim(s) or dispute(s) and the basis for such estimate, or (ii) such Party's ability effectively to present its case could be materially adversely affected by any delay in the initiation of such arbitration and such Party so states in a signed certification accompanying its notice of intent to arbitrate and setting forth the nature of such material adverse effect.

      3.2 Certain Rules Governing Arbitration. Notwithstanding anything to the contrary which may now or hereafter be contained in the Commercial Arbitration Rules of the American Arbitration Association:


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

            3.2.1 Any arbitration under this Article 3 shall be conducted before one or more arbitrators (an "Arbitrator"). Arbitrators shall be compensated for their services at a rate to be determined by the American Arbitration Association in the event the Parties are not able to agree upon the rate of compensation. Arbitrators shall be chosen in accordance with the following provisions:

            (a) In the event the Parties agree on the designation of a single Arbitrator within ten Business Days from the date when the Party initiating an arbitration files and delivers a notice of intent to arbitrate, such arbitration shall be conducted by such single Arbitrator.

            (b) In the event the Parties fail to agree upon the designation of a single Arbitrator within the period of the ten Business Days specified in Section 3.2.1(a) of this Agreement, than: (i) each Party shall have the right, within a further period of ten Business Days, to designate one Arbitrator and if, within such period, either Party has failed to appoint an Arbitrator, the American Arbitration Association shall make the appointment; and (ii) the two Arbitrators designated pursuant to clause (ii) above shall agree upon and designate a third Arbitrator within five Business Days from the date of the designation of the later-designated of such two Arbitrators and if they fail to do so the American Arbitration Association shall appoint the third Arbitrator.

            3.2.2 In any arbitration proceedings under this Article 3:

            (a)   all testimony of witnesses shall be taken under oath;

            (b) it is specifically contemplated and agreed by the Parties that the provisions of Section 1283.05 of the California Code of Civil Procedure, as presently in force, be incorporated into and made a part of, and be applicable to, the arbitration agreement set forth in this Article 3;

            (c) without limiting the generality of Section 3.2.2(c) of this Agreement, neither Party shall object to the issuance of orders by the Arbitrator(s) granting access to relevant books and records of PE and compelling relevant testimony from PE to the extent such orders are permissible under said Section 1283.05 and the relevant information is not otherwise available to the applicable Party; and

            (d)   upon conclusion of any arbitration proceedings under this
                  Article 3, the Arbitrator(s) shall render findings of fact and conclusions of law in a written opinion setting forth the basis and reasons for any decision reached and deliver such documents to each Party along with a signed copy of the award in accordance with Section 1283.6 of the California Code of Civil Procedure.

      3.3 Certain Powers of Arbitrators.

            3.3.1 Arbitrators shall have the power to issue any award, and order any relief, which they adjudge appropriate to give effect to their findings as to the purpose of this Agreement and to effect a fair and equitable resolution of the dispute. However, they shall not have the power to award any punitive damages and the limitations set forth on their powers in Sections 3.3.2 and
3.4.2 shall also apply.

            3.3.2 Arbitrators shall not have the power to alter, amend or otherwise affect the provisions of this Article 3.

      3.4 Costs of Arbitration.

            3.4.1 The prevailing Party shall be entitled to recover all costs incurred in preparation for and as a result of any arbitration pursuant to this
Article 3, including without limitation filing fees, attorneys' fees, the compensation to be paid to the Arbitrator(s) in any such arbitration and costs of transcripts.

            3.4.2 In an award of any such costs, Arbitrators shall not have power or competence to allocate between the Parties expenses, fees or shares of Arbitrators' compensation except as provided in Section 3.4.1 of this Agreement.

                                    ARTICLE 4
                                  MISCELLANEOUS

      4.1 Notices. All notices and other communications under this Agreement shall be in writing and shall be deemed given upon receipt if delivered personally or sent by facsimile transmission (receipt of which is confirmed) or by courier service promising overnight delivery (with delivery confirmed the next day) or three Business Days after deposit in the U.S. mails, first class postage prepaid. Notices to either Party shall be addressed as follows:

To TPH:                 Thrifty PayLess Holdings, Inc.


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

                        9275 SW Peyton Lane
                        Wilsonville, Oregon 97070
                        Attention:  Chief Financial Officer
                        Facsimile: (503) 685-6064

To UMC:                 United Merchandising Corp.
                        2525 East El Segundo Boulevard
                        El Segundo, California 90245
                        Attention: Kathleen Reid-Seidner, Esq.
                                   General Counsel
                        Facsimile: (310) 297-7592

In Each Case
With Copies To:         Leonard Green & Partners
                        333 South Grand Avenue
                        Suite 5400
                        Los Angeles, California 90071
                        Attention: Jonathan D. Sokoloff
                        Facsimile: (213) 625-2043

                                       and

                        Irell & Manella
                        333 South Hope Street, 33rd Floor
                        Los Angeles, California 90071
                        Attention: Edmund N. Kaufman, Esq.
                        Facsimile: (213) 229-0515

Either Party may from time to time change its address for the purpose of notices by a similar notice specifying the new address but no such change shall be effective as against the other Party until such other Party shall have actually received it.

      4.2 Entire Agreement.

            4.2.1 Subject to Section 4.2.2 of this Agreement, this Agreement (including the Glossary) contains the entire agreement between the Parties with respect to the subject matter of this Agreement and supersedes all written or verbal representations, warranties, commitments and other understandings prior to the date of this Agreement.

            4.2.2 All rights and obligations existing between the Parties, immediately prior to the effectiveness of this Agreement, pursuant to the terms of the Indemnification Implementation Agreement dated as of September 25, 1992 (the "Original Agreement") between TPH and BFH (including the rights and obligations to which UNC succeeded upon the merger of BFH with and into UMC) are hereby expressly preserved and made subject to the terms of the Agreement as if they arose hereunder and all actions taken by either Party (or by BFH as predecessor to UMC) under the Original Agreement shall, to the extent they were effective under the Original Agreement for all purposes continue to be effective hereunder.

      4.3 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

      4.4 Severability. If any provision of this Agreement shall be held to be, or shall hereafter become, unenforceable or invalid by any court of competent jurisdiction or as a result of future legislative action, such holding or action shall be strictly construed and shall not alter the enforceability, validity or effect of any other provision hereof.

      4.5 Assignability. This Agreement shall be binding upon and shall inure to the benefit of the successors and assigns of the Parties. However, neither this Agreement nor any right or obligation hereunder may be assigned by either Party without the prior written consent of the other.

      4.6 Captions. The descriptive headings herein are inserted for convenience only and are intended to be part of or to affect the meaning or interpretation of this Agreement.

      4.7 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California without regard to any principles of conflict of laws.

      4.8 Amendment and Waiver. This Agreement may be amended, modified or supplemented only by an instrument in writing signed by both Parties. No waiver by either Party of any of the provisions of this Agreement shall be effective unless set forth in writing and executed by the Party so waiving.

      4.9 Confidentiality. Each Party shall maintain, and instruct its agents and representatives to maintain, as confidential information both the existence and terms of this Agreement except to the extent that such information (a) was known by a third party recipient when received, (b) is or hereafter becomes lawfully obtainable from other sources, (c) as may otherwise be required by law or (d) to the extent such duty as to confidentiality is waived in writing by the other Party; provided, however, that (i) the existence and terms of this Agreement may be made known to the "Lender Parties" as defined in the Credit Agreement dated as of the date hereof among TPI and the other parties set forth therein, and (ii) the existence of this Agreement may be made known to PE.

      4.10 Acknowledgment. UMC hereby acknowledges the fact that, in connection with a distribution by TPH to its stockholders of the stock of Gart Sports Company, a Delaware corporation ("GSC") that will own all of the outstanding stock of Gart Bros. Sporting Goods Company, a Colorado corporation ("Gart"), and MC Sports Company, a Delaware corporation ("MCSC") that will own all of the outstanding stock of Michigan Sporting Goods Distributors, Inc., a Michigan corporation ("MC"), TPH, GSC and MCSC are concurrently herewith entering into an Indemnification Allocation Agreement (the "Allocation Agreement") pursuant to which TPH is conferring on GSC and MSCS, respectively, all of TPH's beneficial interest in the economic benefit of "Gart Claims" and "MC Claims" (as therein defined), and agreeing to act as agent for GSC and MCSC in pursuing such claims against PE. It is expressly agreed that nothing contained in the Allocation Agreement shall amend or modify, impair any rights or either Party under, or give rise to any claim by either Party against the other under or with respect to, this Agreement.

      IN WITNESS WHEREOF, the parties have caused this Agreement to be signed by their respective officers therewith duly authorized as of the date first written above.

THRIFTY PAYLESS                              UNITED MERCHANDISING CORP.
  HOLDINGS, INC.


By: /s/ Daniel A. Seigel                     By: /s/ Kathleen Reid-Seidner
   -----------------------------                -----------------------------
   Name: Daniel A. Seigel                       Name: Kathleen Reid-Seidner
   Title: President                             Title: Vice President and
                                                       Secretary

                                    GLOSSARY

      Each capitalized term used and not defined in this Agreement shall have the meaning set forth below or, in the case of a capitalized terms not listed below, the meaning set forth in the Thrifty Agreement, and in each case shall include the plural as well as the singular.

      "Acquisition Agreements" means the Big 5 Agreement and the Thrifty Agreement.

      "Allocation Agreement" has the meaning set forth in Section 4.9 of this Agreement.

      "Amendatory Agreement" means the Agreement and Release dated as of March 11, 1994 among PE, TPH, TPI and UMC.

      "Agency Claim" has the meaning set forth in Section 1.2.2(a) of this Agreement.

      "Agent" has the meaning set forth in Section 1.2.1 of this Agreement.

      "Agent Expenses" has the meaning set forth in Section 1.2.4 of this Agreement.

      "Agent Losses" has the meaning set forth in Section 1.2.4 of this Agreement.

      "Arbitrator" has the meaning set forth in Section 3.2.1 of this Agreement.

      "Big 5 Agreement" means the Purchase and Sale Agreement dated as of May 22, 1992 by and between Big 5 Holdings, Inc., a Delaware corporation, PE and Thrifty Corporation, a California corporation, as amended, (including pursuant to the Amendatory Agreement) through and including the date of this Agreement and as affected and interpreted (other than by way of amendment) by the Amendatory Agreement.

      "Claim Costs" has the meaning set forth in Section 1.2.5 at this Agreement.

      "Final PE Recoveries" means amounts which either TPH or BFH have recovered from PE in respect of PE Indemnification Claims and as to which any dispute with PE has been finally resolved by arbitration, agreement or the preclusive effect of any statutory, contractual or equitable statute of limitation or time bar.

      "GSC" has the meaning set forth in Section 4.9 of this Agreement.

      "Indemnification Claim" means an Indemnification Re-Allocation Claim and a PE Indemnification Claim.

      "Indemnification Re-Allocation Claim" means a claim which one party has against the other Party, the sole remedy for which is re-allocation of Final PE Recoveries under Article 2 of this Agreement, to assert a claim (or a portion of a claim) which would be assertable against PE as a PE Indemnification Claim but for the fact that such assertion is precluded by a Maximum Claim Limitation. A claim which is precluded from assertion against PE by any other bar, including, without limitation, any statutory, contractual or equitable statute of limitation or time bar, shall not constitute an Indemnification Re-Allocation Claim. A Potential Indemnification Re-Allocation Claim shall constitute an Indemnification Re-Allocation Claim except as otherwise provided in Section
2.2.3 of this Agreement.

      "Intercompany Indemnity Re-Allocation Account" has the meaning set forth in Section 2.1.2 of this Agreement.

      "Maximum PE Claim Limitation" means, with respect to any claim for indemnification that would otherwise be a PE Indemnification Claim, the limitation on the aggregate amount of claims of that category for which PE is required to provide indemnification under Article 5 of the Thrifty Agreement that is applicable under section 5.5 of the Thrifty Agreement (as made applicable to the Big 5 Agreement by Section 5.5(b) thereof).

      "MCSC" has the meaning set forth in Section 4.9 of this Agreement.

      "Maximum Re-Allocation Claim Amount" has the meaning set forth in Section
2.1.6 of this Agreement.

      "Minimum PE Claim Amount" means the amount of $1,500,000 specified in
Section 5.5(a) of the Thrifty Agreement and Section 5.5(a)(i) of the Big 5 Agreement (in each case, as amended by Section 4(d) of the Amendatory Agreement) as the minimum aggregate amount of PE Indemnification Claims which must be exceeded before PE is required to indemnify either TPH under Article 5 of the Thrifty Agreement or UMC under Article 5 of the Big 5 Agreement.

      "Party" means either TPH or UMC as a party to this Agreement.

      "PE" means Pacific Enterprises, a California corporation.

      "PE Indemnification Claim" means a claim arising against PE either (i) by TPH under Article 5 of the Thrifty Agreement or (ii) by UMC under Article 5 of the Big 5 Agreement, but does not, under either clause (i) or clause (ii) of this definition, include an Indemnification Re-Allocation Claim.

      "Potential Indemnification Re-Allocation Claim" means a claim (or a portion of a claim): (i) the assertion of which against PE is potentially precluded by a Maximum PE Claim Limitation as a result of the aggregate amount of all other PE Indemnification Claims of TPH and UMC which are subject to the same applicable Maximum PE Claim Limitation and which are pending against PE and being disputed by it at the time the status of such claim is required to be determined under Article 2 of this Agreement; but (ii) which has not by then become definitively precluded by such Maximum PE Claim Limitation because the final resolution of much pending PE Indemnification Claims has not yet occurred.
However: (a) no such claim (or portion of a claim) is a Potential Indemnification Re-Allocation Claim during any period when it is in fact being asserted against PE; and (b) no claim of TPH arising under Section 5.2(c) of the Thrifty Agreement shall constitute a Potential Indemnification Re-Allocation Claim.

      "Preserved UMC Claims" bee the meaning set forth in Section 1.5.2 of this Agreement.

      "Principal Lones" has the meaning set forth in Section 1.2.5 of this Agreement.

      "Re-Allocable Claim" has the meaning set forth in Section 2.3.1 of this Agreement.

      "Thrifty Agreement" means the Purchase and Sale Agreement dated as of May 22, 1992 by and between TPH and PE, as amended (including pursuant to the Amendatory Agreement) through and including the date of this Agreement and as affected and interpreted (other than by way of amendment) by the Amendatory Agreement.

      "TPI" means Thrifty PayLess, Inc. (formerly Thrifty Holdings, Inc.), a California corporation.